Exhibit 99.2

SUSSEX BANK EXECUTIVE INCENTIVE
AND DEFERRED COMPENSATION PLAN
AMENDMENT NO. 2

Pursuant to Section 11.2 of the Sussex Bank Executive Incentive And Deferred Compensation Plan (the “Plan”), the following Amendment is hereby adopted and made part of such Plan.

A new Section 1.31 shall be added and shall read, “1.31 - Stated Payment Date shall mean that date selected by a Participant on their Election Form as the date on which they will receive payment of all Deferrals which are the subject of such Election Form, and all interest paid thereon.”

A new Section 5.7 shall be added and shall read, “5.7 – Payment Upon Stated Date. In connection with any Participant who has, on their Election Form, elected to be paid the amount of a Deferral, and any interest thereon, upon a Stated Payment Date, and in lieu of any other benefit provided for under this Article in connection with the Deferral subject to that Election Form, Company shall pay to the Participant the following benefit:

5.7.1     Amount of Benefit  The benefit under this Section 5.7.1 will be the amount of the Deferral subject to the particular Election Form , and any and all interest accrued thereon.

5.1.2      Payment of Benefit – The Company shall pay the benefit to the Participant hereunder as elected by the Participant on the Election Form.

In WITNESS WHEREOF, the Company has signed this Plan Amendment as of the 16th day of April, 2008.

SUSSEX BANK

By:	s/Anthony Abbate
Name:	Anthony Abbate
Title:	Chairman, Compensation Committee